UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2024

GRAN TIERRA ENERGY INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34018	98-0479924
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Centre Street S.E.
Calgary, Alberta, Canada
T2G 1A6

(Address of Principal Executive Offices)

(Zip Code)

(403) 265-3221

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GTE	NYSE American Toronto Stock Exchange London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 19, 2024, Gran Tierra Energy Inc., a Delaware corporation (“Gran Tierra” or the “Company”) and i3 Energy plc, a public limited company organized under the laws of England and Wales (“i3 Energy”), reached agreement on the terms of a recommended and final cash and share offer by Gran Tierra for i3 Energy pursuant to which Gran Tierra will acquire the entire issued and to be issued share capital of i3 Energy (the “Acquisition”). The terms and conditions of the Acquisition are set forth in an announcement (the “Rule 2.7 Announcement”) issued on August 19, 2024, pursuant to Rule 2.7 of the United Kingdom City Code on Takeovers and Mergers (the “Code”). In connection with the Acquisition, (i) Gran Tierra and i3 Energy also entered into a Co-operation Agreement, dated as of August 19, 2024, to govern the parties’ obligations in respect of the implementation of the Acquisition (the “Co-operation Agreement”), and (ii) Gran Tierra, as borrower, and Trafigura PTE Ltd. (“Trafigura”), as lender, entered into a term loan facility agreement, dated as of August 19, 2024 (the “Facility Agreement”).

Rule 2.7 Announcement

On August 19, 2024, Gran Tierra issued the Rule 2.7 Announcement disclosing that the board of directors of Gran Tierra and the board of directors of i3 Energy (the “i3 Energy Board”) reached an agreement on the terms of the Acquisition. The Acquisition is intended to be effected by means of a court-sanctioned scheme of arrangement under Part 26 of the UK Companies Act 2006 (the “Scheme of Arrangement”). Under the terms of the Acquisition, each i3 Energy shareholder will be entitled to receive (i) one ordinary share of common stock of the Company, par value US$ 0.001 per share (the “New Gran Tierra Share”), for every 207 ordinary shares in the share capital of i3 Energy, par value £0.0001 per share (the “i3 Energy Share”) and (ii) 10.43 pence cash per i3 Energy Share (collectively, the “Consideration”). In addition, i3 Energy shareholders are entitled to a cash dividend of 0.2565 pence per i3 Energy Share in lieu of the ordinary dividend in respect of the three-month period ending September 30, 2024. Based on each of the £/US$ exchange rate of 1.2945 (at 5:00 p.m. EDT on August 16, 2024) and Gran Tierra’s last reported trading price on the NYSE American on August 16, 2024 (US$8.66 per share), the Acquisition implies a value of 13.92 pence per i3 Energy Share.

i3 Energy shareholders may elect, subject to availability, to vary the proportions in which they receive cash and New Gran Tierra Shares in respect of their holdings in i3 Energy Shares. The maximum aggregate amount of cash to be paid and New Gran Tierra Shares to be issued under the terms of the Acquisition will not be varied or increased as a result of such elections, pursuant to the Company’s no increase statement made in accordance with Rule 32.2 of the Code. Gran Tierra reserves the right to scale back elections made for the New Gran Tierra Shares if the issuance of such New Gran Tierra Shares would result in any i3 Energy shareholder holding 10% or more of the Company’s issued share capital (on a non-diluted basis) following completion of the Acquisition.

The Scheme of Arrangement will lapse if, among other things, (i) the Acquisition is not completed before 11:59 p.m., London time, on February 28, 2025 or such later time and/or date as the Company and i3 Energy may agree in writing (with the consent of the UK Panel on Takeovers and Mergers (the “Panel”) and as the High Court of Justice in England and Wales (the “Court”) may approve (if such consent or approval is required)) or (ii) i3 Energy has not held the Court Meeting and the General Meeting (each as defined in the Rule 2.7 Announcement) by the 22nd day after the expected date of such meetings as set out in the document to be sent to i3 Energy shareholders in respect of the Scheme of Arrangement (or such later date as the Company may determine with the agreement of i3 Energy or with the consent of the Panel and approval of the Court, if such approval is required).

The Acquisition is conditional upon, among other things, (i) the approval of the Scheme of Arrangement by the i3 Energy shareholders at the Court Meeting and the General Meeting, (ii) the receipt of applicable regulatory clearances, and (iii) the sanction of the Scheme of Arrangement by the Court. The conditions to the Acquisition are set out in full in the Rule 2.7 Announcement.

The Acquisition is currently expected to close in the fourth quarter of 2024.

The Company has reserved the right, subject to the prior consent of the Panel (and to the terms of the Co-operation Agreement), to elect to implement the Acquisition by way of a takeover offer as defined in Chapter 3 of Part 28 of the UK Companies Act 2006 (the “Takeover Offer”).

Co-operation Agreement

The Company and Islander entered into a Co-operation Agreement dated August 19, 2024, pursuant to which the Company and Islander have agreed: (i) to co-operate and provide each other with reasonable information, assistance and access in relation to the filings, submissions and notifications to be made in relation to regulatory clearances and authorizations that are required in connection with the Acquisition, (ii) to co-operate and provide each other with reasonable information, assistance and access in relation to the notifications to, and obtention of consents from, certain regulatory authorities, and (iii) to certain provisions if the Scheme of Arrangement should switch to a Takeover Offer. The Company has also agreed to provide Islander with certain information for the purposes of the scheme document and to otherwise assist with the preparation of the scheme document.

The Co-operation Agreement records the intention of the Company and i3 Energy to implement the Acquisition by way of the Scheme of Arrangement, subject to the Company’s right to switch to a Takeover Offer in certain circumstances.

The Co-operation Agreement may be terminated with immediate effect in the following circumstances, among others:

•	if Gran Tierra and i3 Energy so agree in writing;

•	the i3 Energy Board (i) withdraws or adversely modifies the i3 Energy board recommendation, (ii) recommends a competing proposal, or (iii) makes a statement in relation its intention to do so; or

•	upon notice by Gran Tierra to i3 Energy if: (i) a competing proposal is announced which the i3 Energy Board has recommended or has noted its intention to recommend or (ii) i3 Energy announces that it or any member of the Wider i3 Energy Group (as defined in the 2.7 Announcement) has entered into one or more legally binding agreements to effect a competing proposal.

The Co-operation Agreement also contains provisions that will apply in respect of the i3 Energy share plans.

Irrevocable Undertaking

The Scheme of Arrangement is subject to the approval of i3 Energy’s shareholders in accordance with the UK Companies Act 2006.

Gran Tierra has received irrevocable undertakings from the i3 Energy directors that are i3 Energy shareholders who collectively hold 32,139,532 i3 Energy Shares, representing in the aggregate approximately 2.7% of i3 Energy’s issued share capital as of August 16, 2024, to support the Acquisition.

In addition to the irrevocable undertakings received from the i3 Energy directors, Gran Tierra has received irrevocable undertakings to vote (or, in relation to the i3 Energy CFDs, to use best endeavors to procure votes) in favor of the Scheme at the Court Meeting and the resolutions to be proposed at the i3 Energy General Meeting from holders of 270,676,997 i3 Energy Shares and 118,006,332 i3 Energy CFDs, which represent, in aggregate, approximately 22.51% and 9.81%, respectively, of i3 Energy’s existing issued ordinary share capital on August 16, 2024.

The undertakings will cease to be binding in certain circumstances, including without limitation, if (i) the Company announces, with the consent of the Panel, that it does not intend to proceed with the Acquisition or (ii) the Acquisition or Scheme of Arrangement lapses or is withdrawn and no new, revised or replacement acquisition (to which this undertaking applies) is announced in accordance with Rule 2.7 of the Code at the same time.

Facility Agreement

On August 19, 2024, Gran Tierra, as borrower, and Trafigura, as lender, entered into the Facility Agreement, pursuant to which Trafigura will provide a term loan facility for an amount of the US$ equivalent to £80 million (the “Loan Facility”) made available on a customary “certain funds” basis consistent with the Code to fund the cash consideration payable to i3 Energy’s shareholders in connection with the Acquisition and associated costs. The Loan Facility has a term of 12 months from the date of first drawdown and bears interest at a 3-month SOFR reference rate plus a margin of 300 basis points per annum for the first three months after the first drawdown and 600 basis points per annum thereafter.

Subject to satisfying standard conditions precedent to initial Utilisation (as defined in the Facility Agreement), the Loan Facility is available for drawdown from the date of the Facility Agreement to the last day of the Certain Funds Period (as defined in the Facility Agreement). The Loan Facility will automatically be cancelled in full if it has not been drawn within the Certain Funds Period.

The Facility Agreement provides that if the Company has not, within nine months of first Utilisation under the Loan Facility, entered into documentation to either raise debt for the Acquisition or repay the Loans (as defined in the Facility Agreement) under the Loan Facility, then the Company and Trafigura shall enter into new finance documentation based on a previously agreed form and use the proceeds of such new financing to repay the Loans in full.

The foregoing descriptions of the Acquisition, the Rule 2.7 Announcement, the Co-operation Agreement and the undertakings do not purport to be complete, and are subject to and qualified in their entirety by reference to the full text of the Rule 2.7 Announcement, the Co-operation Agreement and Form of Deed of Irrevocable Undertaking, copies of which are attached as Exhibits 2.1, 2.2 and 10.1, respectively, to this Current Report on Form 8-K, and which are each incorporated herein by reference.

The foregoing description of the Loan Facility is qualified in its entirety by reference to the complete terms and conditions of the Facility Agreement, which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The descriptions of the Loan Facility set forth in Item 1.01 above are incorporated into this Item 2.03 by reference.

Item 7.01	Regulation FD Disclosure.

On August 19, 2024, the Company posted to its corporate website an investor presentation related to the Acquisition, which is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
2.1	Rule 2.7 Announcement
2.2	Co-operation Agreement*
10.1	Form of Deed of Irrevocable Undertaking*
99.1	Investor Presentation
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

* Certain schedules or appendices to this agreement or form have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or appendix will be furnished supplementally to the SEC upon request.

Forward-Looking Statements

This Current Report on Form 8-K (including information incorporated herein by reference) contains certain “forward-looking statements.” These statements are based on the current expectations of the management of Gran Tierra and are naturally subject to uncertainty and changes in circumstances. The forward-looking statements include statements relating to the expected effects of the Acquisition on the combined company, the expected timing and scope of the Acquisition, and other statements other than historical facts. Forward-looking statements include statements typically containing words such as “will,” “may,” “should,” “believe,” “intends,” “expects,” “anticipates,” “targets,” “estimates,” and words of similar import and including statements relating to the Acquisition, future capital expenditures, expenses, revenues, economic performance, financial conditions, dividend policy, losses and future prospects, business and management strategies, and the expansion and growth of the operations of the combined company. Although Gran Tierra believes that the expectations reflected in such forward-looking statements are reasonable, Gran Tierra can give no assurance that such expectations will prove to be correct. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward looking statements. These factors include: the possibility that the Acquisition will not be completed on a timely basis or at all, whether due to the failure to satisfy the conditions of the Acquisition (including approvals or clearances from regulatory and other agencies and bodies) or otherwise, general business and economic conditions globally, industry trends, competition, changes in government and other regulation, changes in political and economic stability, disruptions in business operations due to reorganization activities, interest rate and currency fluctuations, the inability of the combined company to realize successfully any anticipated synergy benefits when (and if) the Acquisition is implemented, the inability of the combined company to integrate successfully Gran Tierra’s and i3 Energy’s operations when (and if) the Acquisition is implemented, and the combined company incurring and/or experiencing unanticipated costs and/or delays or difficulties relating to the Acquisition when (and if) it is implemented. Additional information concerning these and other risk factors is contained in the Risk Factors sections of Gran Tierra’s most recent reports on Form 10-K and Form 10-Q.

These forward-looking statements are based on numerous assumptions regarding the present and future business strategies of such persons and the environment in which each will operate in the future. By their nature, these forward-looking statements involve known and unknown risks, as well as uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements may cause the actual results, performance or achievements of any such person, or industry results and developments, to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. No assurance can be given that such expectations will prove to have been correct and persons reading this Current Report on Form 8-K are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this Current Report on Form 8-K . All subsequent oral or written forward-looking statements attributable to Gran Tierra, i3 Energy or any persons acting on their behalf are expressly qualified in their entirety by the cautionary statement above. Neither of Gran Tierra or i3 Energy undertakes any obligation to update publicly or revise forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law, regulation or stock exchange rules.

No Offer or Solicitation

The information contained in this Current Report on Form 8-K is for information purposes only and not intended to and does not constitute, or form any part of, an offer for sale, an offer to acquire or subscription or any solicitation for any offer to purchase, acquire or subscribe for any securities (or solicitation of any votes attaching to securities which are the subject of the Acquisition) in any jurisdiction in which such offer or solicitation is unlawful. In particular, this Current Report on Form 8-K is not an offer of securities for sale in the United States. No offer of securities shall be made in the United States absent registration under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Any securities issued as part of the Acquisition are anticipated to be issued in reliance upon available exemptions from such registration requirements pursuant to Section 3(a)(10) of the Securities Act. Additionally, if the Acquisition is implemented by way of a Scheme of Arrangement or a Takeover Offer, any new Company shares to be issued in connection with the Acquisition are expected to be issued in reliance upon the prospectus exemption provided by 2.11 or Section 2.16, as applicable, of National Instrument 45-106 – Prospectus Exemptions of the Canadian Securities Administrators and in compliance with the provincial securities laws of Canada. The Acquisition will be made solely by means of the scheme document to be published by i3 Energy in due course, or (if applicable) pursuant to an offer document to be published by Gran Tierra, which (as applicable) would contain the full terms and conditions of the Acquisition. Any decision in respect of, or other response to, the Acquisition, should be made only on the basis of the information contained in such document(s). If, in the future, Gran Tierra ultimately seeks to implement the Acquisition by way of a Takeover Offer, or otherwise in a manner that is not exempt from the registration requirements of the Securities Act, that offer will be made in compliance with applicable US laws and regulations and, to the extent such Takeover Offer extends into the provinces of Canada, such Takeover Offer will be made in compliance with the provincial securities laws of Canada, including, without limitation, to the extent applicable, the rules applicable to take-over bids under National Instrument 62-104 – Take-Over Bids and Issuer Bids of the Canadian Securities Administrators.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2024	GRAN TIERRA ENERGY INC.

	By:	/s/ Ryan Ellson
		Name:	Ryan Ellson
		Title:	Executive Vice President and Chief Financial Officer